UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2005
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other	(Commission File	(IRS Employer
Jurisdiction of incorporation	Number)	Identification No.)

ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056

(Address of principal executive offices)

(713) 599-0800
Registrant's telephone number, including area code

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Effective March 4, 2005, the Board of Directors of House of Brussels Chocolates Inc. (the "Company") accepted the resignation of John Veltheer as Director. In addition to his position as Director, Mr. Veltheer also resigned as the Company's Chief Operating Officer and Secretary. Mr. Veltheer's resignation from his positions with the Company was based solely upon personal reasons and is not the result of any dispute or disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: March 4, 2005	By:	/s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President